SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 9, 2007

Date of report (Date of earliest event reported)

GANDER MOUNTAIN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-50659	41-1990949
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Fifth Street, Suite 1300
Saint Paul, Minnesota		55101
(Address of Principal Executive Offices)		(Zip Code)

(651) 325-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2007, we amended our employment agreements with our executive officers other than Dennis Lindahl, to: (a) memorialize the previously-disclosed terms of the new incentive program for our executive officers, (b) reduce the severance amounts payable under the employment agreements in the event of terminations without cause to an amount equal to the executive officer’s base salary prior to entering into the amendment, (c) reduce the severance amounts payable under the employment agreements in the context of terminations following a change in control to the amount set forth in clause (b) plus $250,000, and (d) to make certain other changes to the terms of the executive officer’s employment.  This description of the amendments is only a summary and is qualified in its entirety by the full text of the form of the amendments, which is included as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

On July 10, 2007, we entered into a letter agreement with Mr. Lindahl that amended his employment agreement in order to allow him to receive the severance payments described in his employment agreement if he voluntarily terminates his employment on or before September 15, 2007, provided that such payments will be reduced by the sum of all amounts Mr. Lindahl receives for work performed between July 24, 2007 and his termination date.  This description of the letter agreement amending Mr. Lindahl’s employment agreement is only a summary and is qualified in its entirety by the full text of the letter agreement, which is included as Exhibit 10.2 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits

(d)           Exhibits

10.1	Form of Amendment to Employment Agreement for the Registrant’s Executive Officers

10.2	Letter Agreement dated July 10, 2007 by and between the Registrant and Dennis M. Lindahl

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GANDER MOUNTAIN COMPANY

Date: July 13, 2007	/s/ Eric R. Jacobsen
Eric R. Jacobsen
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

No.	Description	Manner of Filing

10.1	Form of Amendment to Employment Agreement for the Registrant’s Executive Officers	Filed Electronically
10.2	Letter Agreement dated July 10, 2007 by and between the Registrant and Dennis M. Lindahl	Filed Electronically